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As filed with the Securities and Exchange Commission on October 1, 2018.

Registration No. 333-227292

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Amendment No. 3
to

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

JAGUAR HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	2834 (Primary Standard Industrial Classification Code Number)	46-2956775 (I.R.S. Employer Identification Number)

201 Mission Street, Suite 2375
San Francisco, California 94105
(415) 371-8300
(Address, including zip code, and telephone number, including area code, of registrant's principal executive office)

Lisa A. Conte
Chief Executive Officer and President
Jaguar Health, Inc.
201 Mission Street, Suite 2375
San Francisco, California 94105
(415) 371-8300
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Donald C. Reinke, Esq. Reed Smith LLP 101 Second Street, Suite 1800 San Francisco, California 94105 (415) 543-8700	Robert F. Charron, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, NY 10105 (212) 370-1300

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this registration statement is declared effective.

             If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:    ☒

             If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

             If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

             If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

             Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒ Emerging growth company ☒

             If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Proposed Maximum Aggregate Offering Price(2)(3)	Amount of Registration Fee(3)

Common Stock, par value $0.0001 per share	$11,500,000	$

Pre-funded warrants to purchase shares of common stock and common stock issuable upon exercise thereof	—	—

Underwriter warrants to purchase shares of common stock and common stock issuable upon exercise thereof(4)	$1,150,000

Total	$12,650,000	$1,574.93(5)

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended, the securities being registered hereunder include such indeterminate number of additional securities as may be issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)
The proposed maximum aggregate offering price of the common stock proposed to be sold in the offering will be reduced on a dollar-for-dollar basis based on the aggregate offering price of the pre-funded warrants offered and sold in the offering, and therefore the proposed aggregate maximum offering price of the common stock and pre-funded warrants (including the common stock issuable upon exercise of the pre-funded warrants), if any, is $11,500,000.

(3)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) of the Securities Act of 1933, as amended. Includes the offering price of any additional securities that the underwriter has the option to purchase.

(4)
Represents warrants issuable to H.C. Wainwright & Co., LLC (the "Underwriter's Warrants") to purchase a number of shares of common stock equal to 8% of the number of shares of Common Stock and pre-funded warrants being offered at an exercise price equal to 125% of the public offering price. Resales of the Underwriter's Warrants on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, are registered hereby. Resales of shares of common stock issuable upon exercise of the Underwriter's Warrants are also being similarly registered on a delayed or continuous basis hereby. See "Underwriting."

(5)
The Registrant previously paid this amount in connection with the filing of this Registration Statement on September 12, 2018.

             The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

 Exhibit Index

EXHIBIT NUMBER		DESCRIPTION OF DOCUMENT
1.1	*	Form of Underwriting Agreement.

2.1		Agreement and Plan of Merger, dated as of March 31, 2017, by and among Jaguar Health, Inc. (f/k/a Jaguar Animal Health, Inc.), Napo Acquisition Corporation, Napo Pharmaceuticals, Inc. and Gregory Stock (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K of Jaguar Health, Inc. filed March 31, 2017, File No. 001-36714).

3.1		Third Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K (No. 001-36714) filed with the Securities and Exchange Commission on August 1, 2017).

3.2		Certificate of Amendment of the Third Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.2 to the Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 9, 2018).

3.3		Certificate of Designation of Series A Convertible Participating Preferred Stock (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K (filed with the Securities and Exchange Commission on March 27, 2018).

3.4		Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K (No. 001-36714) filed with the Securities and Exchange Commission on May 18, 2015).

4.1		Reference is made to Exhibits 3.1, 3.2, 3.3, and 3.4.

4.2		Specimen Common Stock Certificate of Jaguar Health, Inc. (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-1/A (No. 333-198383) filed with the Securities and Exchange Commission on October 10, 2014).

4.3		Secured Convertible Promissory Note, dated June 29, 2017, by and between Jaguar Health, Inc. and Chicago Venture Partners, L.P. (incorporated by reference to Ex. 4.1 to the Current Report on Form 8-K filed on July 3, 2017).

4.4		Specimen Non-Voting Common Stock Certificate of Jaguar Health, Inc. (incorporated by reference to Exhibit 4.1 to the Form 8-K of Jaguar Health, Inc. filed August 1, 2017, File No. 001-36714).

4.5		Secured Promissory Note, dated December 8, 2017, by and between Jaguar Health, Inc. and Chicago Venture Partners, L.P. (incorporated by reference to Ex. 4.1 to the Current Report on Form 8-K filed on December 14, 2017).

4.6	*	Form of Pre-Funded Warrant.

5.1	*	Opinion of Reed Smith LLP.

23.1	**	Consent of Independent Registered Public Accounting Firm.

23.2	*	Consent of Reed Smith LLP (included in Exhibit 5.1 hereto).

24.1	**	Power of Attorney.

*
Filed herewith.

**
Previously filed.

II-8

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 3 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Francisco, State of California, on October 1, 2018.

JAGUAR HEALTH, INC.
By:	/s/ LISA A. CONTE
	Name:	Lisa A. Conte
	Title:	Chief Executive Officer and President

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ LISA A. CONTE Lisa A. Conte	Chief Executive Officer, President and Director (Principal Executive Officer)	October 1, 2018
/s/ KAREN WRIGHT Karen Wright	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	October 1, 2018
* James J. Bochnowski	Chairman of the Board	October 1, 2018
Jiahao Qiu	Director
Greg J. Divis	Director
* Jeffery C. Johnson	Director	October 1, 2018
* John Micek III	Director	October 1, 2018
* Jonathan B. Siegel	Director	October 1, 2018
* Murray David MacNaughtan	Director	October 1, 2018

II-9

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Exhibit Index
SIGNATURES